UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2026

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2026 Annual Meeting of Stockholders of Charlie’s Holdings, Inc. (the “Company”) held on June 4, 2026 (the “Annual Meeting”), stockholders approved an amendment to the Company’s 2019 Omnibus Equity Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock available for issuance under the 2019 Plan by 15 million shares (the “Plan Amendment”). A copy of the Plan Amendment is filed as Exhibit 10.1 herewith and is incorporated by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 4, 2026, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in the Company’s definitive proxy statement for the Annual Meeting, which was filed on April 20, 2026.

Proposal 1 – Election of Directors

The Company’s stockholders elected the following nominees for director to serve a one-year term ending at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected or appointed and qualified or, if earlier, such director’s earlier death, resignation or removal:

Nominee	For	Withhold	Broker Non-Votes
Ryan Stump	210,409,963	240,690	17,908,420
Scot Cohen	210,390,660	259,993	17,908,420
Jeffrey Fox	210,410,765	239,888	17,908,420
Dr. Edward Carmines	210,408,820	241,833	17,908,420
Michael King	210,409,963	257,917	17,908,420

Proposal 2 – To Ratify the appointment of Urish Popeck & Co., LLC

The Company’s stockholders ratified the appointment of Urish Popeck & Co., LLC as our independent registered certified public accounting firm for fiscal year 2026 by the following vote:

For	Against	Abstentions	Broker Non-Votes
228,243,644	137,073	178,356	0

Proposal 3 – To Approve a Reverse Stock Split

The Company’s stockholders approved a proposal to, in order to facilitate an up-list to a national securities exchange, grant discretionary authority to the Board to (i) combine outstanding shares of our common stock into a lesser number of outstanding shares at a specific ratio within a range of 1-for-3 to a maximum of a 1-for-50 split, with the exact ratio to be determined by the Board in its sole discretion; and (ii) effect the Reverse Split, if at all, within two years by stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
226,451,340	1,876,023	231,710	0

Proposal 4 – To Approve an Amendment to the Equity Incentive Plan

The Company’s stockholders approved an amendment to the 2019 Plan to increase the number of shares of common stock available for issuance under the 2019 Plan by 15 million shares by the following vote:

For	Against	Abstentions	Broker Non-Votes
208,263,954	2,199,294	187,405	17,908,420

Item 9.01(d)         Financial Statements and Exhibits.

Exhibit 10.1	Second Amendment to 2019 Plan (incorporated by reference from Appendix B to definitive proxy statement filed with the SEC on April 20, 2026).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: June 5, 2026	By:	/s/ Ryan Stump
Ryan Stump
Chief Operating Officer